  UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2016

National American University Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16 Rapid City, SD	57701

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
 (e). Approval of Named Executive Officer Compensation Plan.
On April 4, 2016, the Board of Directors of National American University Holdings, Inc. (the “Company”) approved the Named Executive Officer Compensation Plan (the “Plan”), in connection with establishing the overall compensation levels for the executive management team of the Company, other than the Chief Executive Officer, for the upcoming 2017 fiscal year. The Plan is applicable to the Company’s executive officers, including Dr. David Heflin, the Company’s Chief Financial Officer, and Dr. Robert Paxton, the Company’s President of Strategic Initiatives, but is not applicable to the Chief Executive Officer. The Plan will become effective on June 1, 2016. The Plan has a base salary component, a quarterly achievement award component and an annual achievement award component.
Base Salary
Under the Plan, Dr. Heflin’s annual base salary for fiscal 2017 will be $185,000 and Dr. Paxton’s annual base salary for fiscal 2017 will be $190,000.
Quarterly Achievement Award
The Plan provides for a quarterly achievement award based on meeting the Company’s quarterly pre-tax profit margin goals and certain quarterly organizational objectives related to institutional effectiveness goals. For each fiscal quarter in which the Company achieves the pre-approved budgeted quarterly pre-tax profit margins (“profit target”), Dr. Heflin and Dr. Paxton would receive an award equal to 10% of their annual base salaries or 5% for achieving more than 90% but less than 100% of the profit target. In addition, for each fiscal quarter in which the Company achieves a performance index of 90% or better for institutional effectiveness, Dr. Heflin and Dr. Paxton would receive an award equal to 10% of their annual base salaries or 5% for achieving a performance index of greater than 80% but less than 90% for institutional effectiveness. The maximum amount of quarterly achievement awards that Dr. Heflin and Dr. Paxton may be entitled to receive in fiscal 2017 is 80% of their annual base salaries.
Annual Achievement Award
The annual achievement award component is determined based on the Company’s actual earnings before interest and taxes, or EBIT, for the fiscal year 2017. To the extent that actual EBIT exceeds budgeted EBIT for fiscal 2017, as determined by the Board, each of Dr. Heflin and Dr. Paxton would receive an award equal to 5% of the excess up to a maximum of 75% of his annual base salary.
The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as an exhibit to this Current Report on Form 8-K.
Item 8.01 Other Events.
On April 8, 2016, the Company issued a press release announcing that on April 4, 2016, the Company’s Board of Directors declared a cash dividend in the amount of $0.045 per share on all shares of the Company’s common stock outstanding and of record as of the close of business on June 30, 2016. The dividends will be payable on or about July 8, 2016. The Company operates on a May 31 fiscal year. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Form of Senior Executive Officer Compensation Plan
99.1	Press Release, dated April 8, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D.
Chief Executive Officer

Date: April 8, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Senior Executive Officer Compensation Plan
99.1	Press Release, dated April 8, 2016